AMENDED AND RESTATED BY-LAWS
OF
YTB INTERNATIONAL, INC.

A R T I C L E I
The Corporation

Section 1.1 Name. The legal name of the corporation is YTB International, Inc. (hereinafter, the “Corporation”).

Section 1.2 Offices. The Corporation shall have its offices at such places within and without the United States as the Corporation’s Board of Directors (the “Board of Directors”) may from time to time appoint or the business of the Corporation may require.

Section 1.3 Seal. The Corporation’s corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal, Delaware”. One or more duplicate dies for impressing such seal may be kept and used.

A R T I C L E II
Meetings of Stockholders

Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed in the notice of the meeting.

Section 2.2 Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Monday in June in each year if not a legal holiday, and if a legal holiday, then on the next business day following, at ten o’clock (10:00) A.M., Central Daylight Savings time, or at such other date and time as is determined by the Board of Directors and fixed in the notice of the meeting. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted as any special meeting called for the purpose of conducting such business.

Section 2.3 Special Meetings. Special meetings of stockholders may be called by the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of any six directors or at the request in writing of stockholders holding, in the aggregate, shares of capital stock of the Corporation possessing at least one-third (1/3) of the voting power of all shares entitled to vote at such meeting.

Section 2.4 Notice of Meetings. Notice of the time and place of the annual and of each special meeting of the stockholders shall be given to each of the stockholders entitled to vote at such meeting at least ten (10) and not more than fifty (50) days prior to such meeting by any of the following methods: (i) mailing the notice in postage prepaid wrapper addressed to each such stockholder at his, her or its address as it appears on the books of the Corporation; (ii) delivering the notice personally to any such stockholder in lieu of such mailing; or (iii) electronically delivering the notice to each such stockholder, to the extent permitted by Delaware law and by the rules and regulations under the Securities Exchange Act of 1934, as amended. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail, and notice by electronic delivery shall be deemed to be provided when all applicable legal requirements related to such delivery have been met. If a meeting is adjourned to another time, not more than thirty (30) days hence, or to another place, and if an announcement of the adjourned time or place, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice of the annual and each special meeting of the stockholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at, nor the purpose of, the annual or any special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 2.5 Record Date for Stockholders. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days prior to the date of such stockholders meeting, nor more than fifty (50) days nor less than ten (10) days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held. The Board of Directors may fix a record date for purposes of determining stockholders entitled to express consent to corporate action in writing without a meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, nor shall it be more than ten (10) days following such adoption date. When no record date has been fixed by the Board of Directors for such purpose, and when no prior action by the Board of Directors is necessary in connection with such action, the record date shall be the day on which the first signed written consent setting forth the action taken is delivered to the Corporation. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6 Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in the Delaware General Corporation Law.

Section 2.7 Voting at Stockholders’ Meetings. Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation. Each share of the Corporation’s Class A Common Stock, par value $0.001 (the “Class A Common Stock”) shall entitle the holder thereof to one-tenth vote, and each share of the Corporation’s Class B Common Stock, par value $0.001 (the “Class B Common Stock”) shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) prescribes a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

Section 2.8 Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. For so long as that certain stockholders’ agreement, dated as of December 8, 2004, by and among the Corporation and certain stockholders of the Corporation (the “Stockholders’ Agreement”) is still in effect, no action shall be taken at any meeting of stockholders of the Corporation unless a majority of the shares beneficially owned by the Brent Group and the Tomer Group (as such terms are defined in the Stockholders Agreement) are represented at the meeting, in person or by proxy.

Section 2.9 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare, make and certify, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

Section 2.10 Inspectors of Election. The Board of Directors, in advance of any stockholders meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On the request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them. Any report or certificate made by the inspector or inspectors shall include a statement of such inspector or inspectors and shall include the results of any vote taken as certified by him, her or them.

Section 2.11 Action of the Stockholders Without a Meeting. (a) Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 2.11(b).

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.11(b) to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purpose of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder, and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office for written consents shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.

(d) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

A R T I C L E III
Directors

Section 3.1 Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be initially be set at nine (9), but shall be subject to adjustment by the Board of Directors from time to time.

Section 3.2 Election and Term of Directors. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, the first class, designated “Class I,” to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2008, the second class, designated “Class II,” to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2009, and the third class, designated “Class III,” to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2010, with members of each class to hold office until the expiration of their respective terms and until their successors are elected and qualified, or until their prior resignation or removal. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Section 3.3 Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the rights of the holders of the Corporation’s Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with Section 3.1 hereof, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which he or she has been elected (in accordance with Section 3.2 hereof) and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.4 Removal of Directors. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors.

Section 3.5 Resignation. A director may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, or the Secretary of the Corporation. Unless otherwise specified by the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3.6 Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or, if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article IV of these By-Laws, the directors shall act only as a Board of Directors and the individual directors shall have no power as such.

Section 3.7 Action of the Board of Directors. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. While the Stockholders’ Agreement remains in effect, to the extent that it mandates an alternate standard for approval of a given matter by the Board of Directors, such standard must be met. At all times, each director present shall have one vote regardless of the number of shares, if any, which he or she may hold.

Section 3.8 Regular and Special Meetings of the Board of Directors. The Board of Directors may hold its meetings, whether regular or special, either within or without the State of Delaware. The newly elected Board of Directors may meet at such place and time as shall be fixed by the vote of the stockholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the entire Board of Directors shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all directors. Regular meetings of the Board of Directors may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors. Whenever the time or place of regular meetings of the Board of Directors shall have been determined by resolution of the Board of Directors, no regular meetings shall be held pursuant to any resolution of the Board of Directors altering or modifying its previous resolution relating to the time or place of the holding of such meetings, without first giving notice to each director, in the manner provided below with respect to special meetings of the Board of Directors, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the Board of Directors may thereafter be held without notice. Special meetings of the Board of Directors may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or the Secretary upon the written request of any six (6) directors. Notice of each special meeting of the Board of Directors shall be (i) delivered by hand or by Federal Express or similar courier service, addressed to each director at his last-known residence or place of business, or sent by telegraph, telegram, telecopy, facsimile, e-mail or similar means to his or her last-known residence or place of business, at least one day before the meeting, or (ii) mailed to him or her to his or her last-known residence or place of business, at least three days before the meeting. Meetings of the Board of Directors, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting, which waiver and consent may be given after the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of a director at any meeting of the Board of Directors shall be deemed a waiver of notice thereof by him or her. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board of Directors. Without limiting in any way the other provisions of this Section 8, from and after such time as the Corporation shall have completed an initial public offering of any of its securities under the Securities Act of 1933, as amended, meetings of the Board of Directors shall be held at least four times during each fiscal year of the Corporation.

Section 3.9 Telephonic Meetings. Any member or members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.10 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filled with the minutes of proceeding of the Board of Directors or committee.

Section 3.11 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of any committee designated by the Board of Directors and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor; provided, however, that directors who are also salaried officers shall not receive fees or salaries as directors.

A R T I C L E IV
Committees

Committees of the Board of Directors. The Board of Directors shall appoint such committees, including an audit committee and a compensation committee, as shall be permissible or required under Section 141 of the General Corporation Law of the State of Delaware, the rules and regulations of the Securities and Exchange Commission (if applicable to the Corporation) and the rules of any national securities exchange or interdealer quotation system on which the Corporation’s stock is listed or traded.

A R T I C L E V
Officers

Section 5.1 Designation, Term and Vacancies. The officers of the Corporation shall be a Chairman of the Board of Directors, Chief Executive Officer, President, one or more Vice-Presidents (which may include one or more Senior and/or Executive Vice Presidents), a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board of Directors. The same person may hold any two or more offices, except that the offices of President or Chief Executive Officer and Secretary may not be held by the same person unless all the issued and outstanding stock of the Corporation is owned by one person, in which instance such person may hold all or any combination of offices.

The initial officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of stockholders and until his successor has been appointed and qualified. Thereafter, the officers of the Corporation shall be appointed by the Board of Directors as soon as practicable after the election of the Board of Directors at the annual meeting of stockholders, and each officer so appointed shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor has been appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors (upon the recommendation of its compensation committee).

Section 5.2 Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors at which he or she may be present. He or she may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board of Directors, and may, without previous authority of the Board of Directors, make such contracts as the ordinary conduct of the Corporation’s business requires. He or she shall have the usual powers and duties vested in the chief executive officer of a corporation. He or she shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors, and make new appointments to fill vacancies. He or she may delegate any of his or her powers to the Chief Executive Officer, President or Vice-President of the Corporation.

Section 5.3 Chief Executive Officer. Subject to the direction of the Board of Directors and the Chairman of the Board of Directors, the Chief Executive Officer shall be the chief operating officer of the Corporation, and shall have general charge of the day-to-day affairs of the Corporation. He or she may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board of Directors, and may, without previous authority of the Board of Directors, make such contracts as the ordinary conduct of the Corporation’s business requires. He or she shall have the usual powers and duties vested in the Chief Executive Officer of a corporation. Subject to the direction of the Chairman of the Board of Directors, he or she shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees, except those selected by the Board of Directors.

Section 5.4 President. The President shall have such powers and perform such duties as the Chief Executive Officer may from time to time delegate to him or her, and as may be assigned to him or her by the Board of Directors. During the absence or incapacity of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all of the powers and be subject to all of the responsibilities of the office of the Chief Executive Officer. He or she may delegate any of his or her powers to a Vice President of the Corporation.

Section 5.5 Vice President. A Vice President shall have such of the President’s powers and duties as the President may from time to time delegate to him or her, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors. During the absence or incapacity of the President, the Vice President, or, if there be more than one, the Vice President having the greater seniority in office, shall perform the duties of the President, and when so acting shall have all of the powers and be subject to all the responsibilities of the office of the President.

Section 5.6 Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his or her hands or be committed to his or her care by the Board of Directors. Whenever necessary or proper, he or she shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate or approve. He or she may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by it. Whenever required by the Board of Directors, he or she shall render a statement of the cash accounts and such other statements respecting the affairs of the Corporation as may be required. He or she shall keep proper and accurate books of account. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors.

In addition, all payments or other monetary distributions to be made on behalf of the Corporation in an aggregate amount greater than $10,000 shall require the prior approval of the Treasurer.

Section 5.7 Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the Chief Executive Officer duly authorized to sign the same, or when necessary to attest any proceeding of the stockholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his or her signature, provided that the seal may be affixed by the Chief Executive Officer, President or Vice-President or other officer of the Corporation to any document executed by any of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. The Secretary shall attend to the giving and serving of notices of meetings. He or she shall have charge of such books and papers as properly belong to his or her office or as may be committed to his or her care by the Board of Directors. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

Section 5.8 Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may temporarily delegate the powers or duties of such officer to any other officer or to any director.

A R T I C L E VI
Stock

Section 6.1 Certificates Representing Shares. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Delaware, the name of the stockholder, and the number and class (and the designation of the series, if any) of the shares represented. Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the Chief Executive Officer or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Certificate of Incorporation, these By-Laws, any agreement among stockholders or any agreement between stockholders and the Corporation.

Section 6.2 Fractional Share Interests. The Corporation may, but shall not be required to, issue certificates for fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or beared form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not (unless otherwise provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 6.3 Addresses of Stockholders. Every stockholder shall furnish the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, her or it, and, in default thereof, notices may be addressed to him, her or it at his, her or its last known post office address.

Section 6.4 Lost, Stolen or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

Section 6.5 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

A R T I C L E VII
Dividends and Finance

Section 7.1 Dividends. The Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its stockholders, and to direct and determine the use and disposition of any net profits or surplus, and to determine the date or dates for the declaration and payment of dividends and to determine the amount of any dividend, and the amount of any reserves necessary in its judgment before declaring any dividends among the Corporation’s stockholders, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

Section 7.2 Fiscal Year. The fiscal year of the Corporation shall end on the last day of December in each year and shall begin on the next succeeding day, or shall be for such other period as the Board of Directors may from time to time designate.

A R T I C L E VIII
Miscellaneous Provisions

Section 8.1 Stock of Other Corporations. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the Corporation to attend, act and vote at meetings of the stockholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefore; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors. In the event that the Board of Directors shall fail to give such authority, such authority may be exercised by the Chief Executive Officer in person or by proxy appointed by him or her on behalf of the Corporation.

Any stock or securities owned by this Corporation may, if so determined by the Board of Directors, be registered either in the name of the Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

Section 8.2 Books and Records. Subject to the Delaware General Corporation Law, the Corporation may keep its books and accounts outside of the State of Delaware.

Section 8.3 Notices. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his or her last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 8.4 Amendments. These By-Laws may be amended, altered or repealed by the affirmative vote of at least a majority of the Board of Directors then in office. These By-Laws may also be adopted, amended, altered or repealed by a majority vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise provided by law, for so long as the Stockholders’ Agreement is still in effect, these By-Laws may only be altered, amended or repealed in accordance with the provisions of the Stockholders’ Agreement.

YTB INTERNATIONAL, INC.

By:
Andrew Cauthen, Secretary